                                                                     (conformed)




                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                FORM 8-K/A NO. 2


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 21, 2001


                             PDG ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in this charter)




              Delaware                     0-13667               22-2677298
      (State or other jurisdiction       (Commission           (IRS Employer
            of incorporation)            File Number)        Identification No.)


     1386 Beulah Road, Building 801, Pittsburgh, PA                15235
     (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's Telephone Number, including area code: (412) 243-3200

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

Effective May 31, 2001, PDG Environmental, Inc. and subsidiaries (the "Corporation") entered into an agreement (the "Agreement") with Tri-State Restorations, Inc. ("Tri-State") and Timothy Vitta and Thomas Stevens (collectively "the Principals") for the purchase of selected assets and assumption of contracts of Tri-State. Tri-State owned and operated a business which conducted environmental remediation, demolition and asbestos abatement.

As consideration for the purchase, the Corporation paid Tri-State $541,000 in cash, $150,000 in the form of a subordinated note at 6 1/2% interest due May 31, 2002 and 300,000 shares of the Corporation's common stock and entered into a three-year employment agreement with the Principals that provides for additional compensation in addition to an annual salary. Additional compensation consists of 60% of the annual operating income generated by the Tri-State operation in excess of $150,000 for the period June 1, 2001 through May 31, 2003 and 60% of the annual operating income generated by the Tri-State operation in excess of $200,000 for the period June 1, 2003 through May 31, 2004. The additional compensation is payable annually to the Principals on August 31 of each year.

Additionally, the majority owner of the Tri-State received options for 450,000 shares of the Company's common stock at an exercise price of $0.50 per share. The options vest at a rate of 150,000 per year beginning June 15, 2002 and each of the two successive years. No vesting will occur in a year that the earnings quota is not reached for the former Tri-State operation, except that if 50% of the earnings quota is reached, 50% of the options will vest for that year and pro rata from the 50% to 100% vesting level. Any options not earned and awarded for the achievement of the aforementioned earnings quota will vest on June 14, 2010. The options expire on June 14, 2011.

Tri-State's revenues for the years ended December 31, 2000 and 1999 were $11,665,000 and $9,588,000, respectively.


ITEM 7 - FINANCIAL STATEMENTS & EXHIBITS

         (a)  Financial Statements of Business Acquired

         (b)  Pro Forma Financial Information:

         (c)  Exhibits

              None

                          TRI-STATE RESTORATIONS, INC.
                              FINANCIAL STATEMENTS
                     Years Ended December 31, 2000 and 1999

                                    CONTENTS



INDEPENDENT AUDITOR'S REPORT...........................................     1

FINANCIAL STATEMENTS

     Balance Sheets....................................................  2 - 3
     Statements of Income..............................................      4
     Statements of Retained Earnings...................................      5
     Statements of Cash Flows..........................................      6
     Notes to Financial Statements..................................... 7 - 11

                              INDEPENDENT AUDITOR'S REPORT


Board of Directors
Tri-State Restorations, Inc.


We have audited the accompanying balance sheets of Tri-State Restorations, Inc. (an S Corporation) as of December 31, 2000 and 1999, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-State Restorations, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Stokes & Hinds, LLC



September 12, 2001
Pittsburgh, PA

                          TRI STATE RESTORATIONS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                     ASSETS

                                                                        2000                1999
                                                                     ----------          ----------
CURRENT ASSETS

      Cash and short-term investments                                $  556,353          $  156,505
      Contracts receivable - net                                      4,361,921           3,579,976
      Related party receivable                                          142,269                --
      Costs and estimated earnings in excess of billings on
        uncompleted contracts                                           348,064             331,535
                                                                     ----------          ----------

                TOTAL CURRENT ASSETS                                  5,408,607           4,068,016
                                                                     ----------          ----------

PROPERTY, PLANT AND EQUIPMENT

      Equipment                                                         616,142             217,493
      Vehicles                                                           60,466               5,000
      Office equipment                                                   17,669              17,669
                                                                     ----------          ----------
                                                                        694,277             240,162
      Less accumulated depreciation                                     149,240              96,448
                                                                     ----------          ----------

                                                                        545,037             143,714
                                                                     ----------          ----------

                TOTAL ASSETS                                         $5,953,644          $4,211,730
                                                                     ==========          ==========

                          TRI STATE RESTORATIONS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999


                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                     2000                 1999
                                                                  ----------          ----------
CURRENT LIABILITIES

      Accounts payable                                            $  705,822          $  438,107
      Billings in excess of costs and estimated earnings
        on uncompleted contracts                                     443,434                --
      Customer deposits                                              492,004                --
      Current portion of notes payable                               203,301                --
      Line of credit payable                                            --               549,647
      State income tax payable                                         4,531                --
      Other accrued liabilities                                      562,098             364,378
                                                                  ----------          ----------

                TOTAL CURRENT LIABILITIES                          2,411,190           1,352,132
                                                                  ----------          ----------

LONG-TERM LIABILITIES

      Notes payable less current portion                              25,357                --
      Deferred income taxes                                           50,523              48,413
                                                                  ----------          ----------

                                                                      75,880              48,413
                                                                  ----------          ----------

                                                                   2,487,070           1,400,545
                                                                  ----------          ----------


SHAREHOLDERS' EQUITY

      Common stock
           Authorized 10,000 shares
           Issued and outstanding 10,000 shares                      157,639             157,639
      Retained earnings                                            3,308,935           2,653,546
                                                                  ----------          ----------

                                                                   3,466,574           2,811,185
                                                                  ----------          ----------

                                                                  $5,953,644          $4,211,730
                                                                  ==========          ==========

                          TRI STATE RESTORATIONS, INC.

                              STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                       2000                      1999
                                                  ------------                -----------
CONTRACT REVENUE                                  $ 11,664,537                 $9,588,029
                                                  ------------                 ----------

CONTRACT COSTS
      Materials                                        730,964                    667,784
      Payroll                                        4,036,911                  3,324,533
      Subcontract                                    1,560,211                  1,863,224
      Hauling and disposal                           1,616,970                  1,032,409
      Other                                          1,019,444                    592,923
                                                  ------------                 ----------

                                                     8,964,500                  7,480,873
                                                  ------------                 ----------

                GROSS PROFIT                         2,700,037                  2,107,156

GENERAL AND ADMINISTRATIVE EXPENSES                  2,003,588                  1,693,783
                                                  ------------                 ----------

                OPERATING INCOME                       696,449                    413,373

OTHER INCOME
      Interest and dividend income                       4,289                      1,742
      Interest expense                                 (38,708)                   (33,275)
                                                  ------------                 ----------

                                                       (34,419)                   (31,533)
                                                  ------------                 ----------

                INCOME BEFORE TAXES                    662,030                    381,840

CORPORATION INCOME TAXES                                 6,641                      6,988
                                                  ------------                 ----------

                NET INCOME                        $    655,389                 $  374,852
                                                  ============                 ==========

                          TRI STATE RESTORATIONS, INC.

                         STATEMENTS OF RETAINED EARNINGS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                    2000                    1999
                                                ----------               ----------
BALANCE AT JANUARY 1,                           $2,653,546               $2,278,694

Net income                                         655,389                  374,852
                                                ----------               ----------

BALANCE AT DECEMBER 31,                         $3,308,935               $2,653,546
                                                ==========               ==========

                          TRI STATE RESTORATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                         2000                 1999
                                                                     ----------            ---------
OPERATING ACTIVITIES

      Net income                                                     $   655,389           $ 374,852
      Adjustments to reconcile net income to net cash
        provided (used) by operating activities
           Depreciation and amortization                                  52,792              35,964
           Deferred income taxes                                           2,110               6,188
           (Increase)decrease in:
                Contract receivable                                     (781,945)           (697,753)
                Accounts receivable - related parties                   (142,269)               --
                Other current assets                                        --                 1,400
           Increase(decrease) in:
                Accounts payable                                         267,715              (6,182)
                Customer deposits payable                                492,004                --
                Other current liabilities                                202,251             337,001
                Net (increase) decrease in billings related
                  to costs and estimated earnings
                  on uncompleted contracts                               426,905            (244,767)
                                                                     -----------           ---------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                       1,174,952            (193,297)
                                                                     -----------           ---------

INVESTING ACTIVITIES

      Purchase of fixed assets                                          (454,115)            (83,114)
                                                                     -----------           ---------

FINANCING ACTIVITIES

      Proceeds from notes payable                                        257,611                --
      Proceeds from line of credit                                          --               549,647
      Payments on notes payable                                          (28,953)               --
      Payments on line of credit                                        (549,647)           (230,330)
                                                                     -----------           ---------

NET CASH PROVIDED (USED) IN FINANCING ACTIVITIES                        (775,104)            236,203
                                                                     -----------           ---------

INCREASE IN CASH                                                         399,848              42,906

CASH BALANCE, BEGINNING OF YEAR                                          156,505             113,599
                                                                     -----------           ---------

CASH BALANCE, END OF YEAR                                            $   556,353           $ 156,505
                                                                     ===========           =========

SUPPLEMENTAL DISCLOSURES
      Interest paid                                                  $    38,708           $  33,275
                                                                     ===========           =========

                          TRI-STATE RESTORATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY - Tri-State Restorations, Inc. ("the Company") is primarily engaged in the removal of asbestos and lead materials from existing buildings. The Company's services are marketed to owners of existing buildings known to contain these materials and to general contractors that are in the renovation and remodeling business.

USE OF ESTIMATES -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE AND COST RECOGNITION - Revenues from construction contracts are recognized on the percentage- of-completion method, measured by estimates of completion by management personnel.

Contract costs include all direct material and labor costs and those costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general, and administrative costs are charged to expenses as incurred.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

CASH - For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

DEPRECIATION AND AMORTIZATION - Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the service lives of the assets under lease. Straight-line and accelerated methods of depreciation are followed for all assets for financial reporting purposes.

INCOME TAXES - The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Provisions for California franchise taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, "Accounting for Income Taxes". As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                          TRI-STATE RESTORATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 2 - CONTRACTS RECEIVABLE

The following is a summary of contracts receivable at December 31:

                                                       2000                     1999
                                                    ----------               ----------
Contracts Receivable
     Completed contracts                            $2,233,779               $1,901,994
     Contracts in progress                           2,528,142                1,943,792
                                                    ----------               ----------

                                                     4,761,921                3,845,786

Less: Allowance for doubtful accounts                  400,000                  265,810
                                                    ----------               ----------
                                                    $4,361,921               $3,579,976
                                                    ==========               ==========

NOTE 3 - COMMITMENTS

The Company leases its office and storage facilities at a base rental cost of $2,225 per month from the Company's majority shareholder. The lease expired on May 31, 2001.

NOTE 4 - CORPORATION INCOME TAXES

California franchise taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the accounting method used for financial statement purposes and income tax reporting purposes, differences in methods of depreciation used for financial statement and income tax purposes, and the tax bases of trade accounts receivable exceeding their bases for financial reporting purposes by the amount of the allowance for doubtful collections. The deferred tax represents the future tax return consequences of the deferral of income into future periods.

The provision for income taxes at December 31 is as follows:

                                                          2000                 1999
                                                        -------               -------
     California Franchise Tax                           $ 6,641               $ 6,988
     Income Tax Per Returns                               4,531                   800
                                                        -------               -------
     Deferred Taxes - Current Period                      2,110                 6,188
     Deferred Taxes - Beginning of Period                48,413                42,225
                                                        -------               -------

     Deferred Taxes - End of Period                     $50,523               $48,413
                                                        =======               =======

The following represents the approximate tax effect of each type of temporary difference giving rise to the deferred income tax liability:

                                                          2000                 1999
                                                        -------               -------

Cash basis reporting of net income                      $50,523               $48,413
                                                        =======               =======

                          TRI-STATE RESTORATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 5 - COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                                      2000                      1999
                                                                                   ----------                ----------
Cost incurred on uncompleted contracts                                             $4,462,008                $4,428,016
Estimated earnings                                                                  2,358,456                   959,482
                                                                                   ----------                ----------

                                                                                    6,820,464                 5,387,498

Less: Billings to date                                                              6,915,834                 5,055,963
                                                                                   ----------                ----------
                                                                                   $  (95,370)               $  331,535
                                                                                   ==========                ==========
Included in accompanying balance sheet under the following captions:

Costs and Estimated Earnings in Excess of Billings
  on Uncompleted Contracts                                                         $  348,064                $  331,535

Billings in Excess of Costs and Estimated Earnings on
 Uncompleted Contracts                                                               (443,434)                     --
                                                                                   ----------                ----------
                                                                                   $  (95,370)               $  331,535
                                                                                   ==========                ==========

NOTE 6 - LINE OF CREDIT

                                                                                      2000                      1999
                                                                                   ----------                ----------
Revolving Line of Credit payable to Merrill Lynch; interest is payable monthly at 30 day commercial paper rate plus 3.15% of the outstanding balance. The note, including accrued and unpaid interest is due
December 31, 2000. The maximum amount available is $750,000. The note
is collateralized by accounts receivable and all assets.                           $        -                $  549,647
                                                                                   ==========                ==========

                          TRI-STATE RESTORATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 7 - NOTES PAYABLE

                                                                                     2000                    1999
                                                                                   --------                  -----
On June 14, 2000, the Company entered into a loan agreement to provide
$37,607 to finance the acquisition of a vehicle. Interest is charged at a rate of 10.79% per annum. Monthly payments are $968 and the final payment
is due June 14, 2004  The agreement is collateralized by the vehicle purchased.    $ 33,740                  $  --

On September 1, 2000, the Company entered into a loan agreement to provide
$10,225 to finance the acquisition of a trailer. Interest is charged at a rate of 26.31% per annum. Monthly payments are $978 and the final payment is due September 1, 2001. The agreement is collateralized by the
trailer purchased.                                                                    7,913                      --

On September 1, 2000, the Company entered into a loan agreement to provide
$33,910 to finance the acquisition of a front end loader. Interest is charged at a rate of 2.06% per annum. Monthly payments are $2,857 and the final payment is due September 1, 2001. The agreement is collateralized by
 the front end loader purchased.                                                     25,498                      --

On September 20, 2000, the Company entered into a loan agreement to provide
$63,460 to finance the acquisition of an excavator. Interest is charge at a rate of 26.10% per annum. Monthly payments are $6.065 and the final payment is due September 20, 2001. The agreement is collateralized by the
excavator purchased.                                                                 49,097                     --

On December 1, 2000, the Company entered into a loan agreement to provide
$112,410 to finance the acquisition of two skid loaders. Interest is charged at 4.9% per annum. Monthly payments are $9,421 and the final payment is due December 31, 2001. The agreement is collateralized by the
equipment purchased.                                                                112,410                     --
                                                                                   --------                  -----
                                                                                    228,658                     --

     Less: current portion                                                          203,301                     --
                                                                                   --------                  -----
     Loans payable - long term                                                     $ 25,357                  $  --
                                                                                   ========                  =====

                          TRI-STATE RESTORATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999


NOTE 8 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2000, the Company subcontracted with Unity Environmental, Inc. to provide labor for the Company's construction projects. Unity is owned by a shareholder of the Company.

In the ordinary course of business, the Company is a subcontractor for a general contractor that is owned by the brother-in-law of the Company's majority shareholder.

Also, the Company subcontracts certain construction projects to another brother-in-law of the Company's majority shareholder.

NOTE 9 - CONCENTRATIONS OF CREDIT RISK

The Company has occasional concentrations of credit risk associated with cash deposits in excess of the FDIC insured limit of $100,000 and with concentrations of contracts receivable from customers in the construction industry.

The cash balances of $536,058 and $68,031 with Merrill Lynch at December 31, 2000 and 1999 are not insured by the Federal Deposit Insurance Corporation.

NOTE 10 - BACKLOG (UNAUDITED)

The following schedule shows a reconciliation of backlog representing the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts at December 31, 2000 and 1999 and from contractual agreements on which work has not yet begun:

                                                    2000                     1999
                                                 ----------               ----------
Balance, December 31                             $1,039,055               $1,767,378
New contracts, 2001                                 850,000                     --
New contracts, 2000                                    --                    754,008
                                                 ----------               ----------
                                                 $1,889,055               $2,521,386
                                                 ==========               ==========

NOTE 11 - SUBSEQUENT EVENT

On May 31, 2001 PDG Environmental and its subsidiary, Project Development, Inc. (collectively "PDG") entered into an agreement with the Company and Timothy Vitta and Thomas Stevens (collectively "the Principals") for the purchase of selected assets and assumption of selected contracts of the Company.

In consideration for the purchase, PDG paid the Company $541,000 in cash. Additionally, the principals received $150,000 in the form of a subordinated note at 6.5% due May 31, 2002 and 300,000 shares of PDG common stock and entered into a three year employment agreement with the principals that provides for additional compensation in addition to an annual salary.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA
                     OF PDG ENVIRONMENTAL, INC. ("PDG") AND
                   TRI-STATE RESTORATIONS, INC. ("TRI-STATE")


The unaudited pro forma condensed combined financial data as of April 30, 2001 and for the three months ended April 30, 2001 and the twelve months ended January 31, 2001 give effect to the acquisition by PDG of certain assets of Tri-State ("the Acquisition"), accounted for under the "purchase" accounting method. The unaudited pro forma condensed combined financial data is based upon the historical consolidated financial statements of PDG Environmental, Inc. ("PDG") and Tri-State Restorations, Inc. ("Tri-State") under the assumptions and adjustments set forth in the notes to such proforma financial data.

The unaudited pro forma condensed combined balance sheet data assumes that the Acquisition was consummated on April 30, 2001; the unaudited pro forma condensed combined statement of operations for the three months ended April 30, 2001 assumes that the Acquisition was consummated on February 1, 2001; and the unaudited pro forma condensed combined statement of operations for the fiscal year ended January 31, 2001 assumes that the Merger was consummated on February 1, 2000. The fiscal year of PDG ends on January 31 and the fiscal year of Tri-State ends on December 31. For purposes of presenting the unaudited pro forma condensed combined statement of operations data, the historical audited financial statements of Tri-State for the year ended December 31, 2000 were combined with the audited historical financial statements of PDG for the year ended January 31, 2001. The historical unaudited financial statements of PDG for the three months ended April 30, 2001 have been combined with the unaudited historical financial statements of Tri-State for the three months March 31, 2001.

For purposes of presenting the unaudited pro forma condensed combined balance sheet data, Tri-State assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill, which is being amortized over a 15-year period. The fair value of Tri-State assets and liabilities are based on preliminary estimates. Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting adjustments. The unaudited pro forma condensed combined statement of operation data excludes any benefits that may result due to synergies that may be derived and the elimination of duplicative efforts in connection with the acquisition of Tri-State.

The unaudited pro forma condensed combined financial statement data may not be indicative of the results that actually would have occurred if the acquisition of Tri-State had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma condensed combined financial statement data should be read in conjunction with the historical consolidated financial statements of PDG and Tri-State.

                    PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONDENSED BALANCE SHEET DATA
                                 APRIL 30, 2001

                                                         HISTORICAL                                             PRO FORMA
                                                        ----------                                              ---------
                                        PDG              TRI-STATE                                              COMBINED
                                      4/30/01             3/31/01            ADJUSTMENTS                        4/30/01
                                   ------------         -----------         ------------                     ------------
CASH                               $     40,000         $   373,000         $   (373,000)(A)(B)(G)           $     40,000
RECEIVABLES                           6,524,000           3,558,000           (3,558,000)(A)                    6,524,000
UNDERBILLINGS ON CONTRACTS            2,459,000              85,000              (85,000)(A)                    2,459,000
OTHER CURRENT ASSETS                  1,121,000              55,000              (55,000)(A)                    1,121,000
                                   ------------         -----------         ------------                     ------------

                                     10,144,000           4,071,000           (4,071,000)                      10,144,000

NET FIXED ASSETS                      1,651,000             546,000                    0                        2,197,000
OTHER ASSETS                            960,000                  --            2,168,000(C)(D)(H)(I)            3,128,000
                                   ------------         -----------         ------------                     ------------
                                   $ 12,755,000         $ 4,617,000         $ (1,903,000)                    $ 15,469,000
                                   ============         ===========         ============                     ============

PAYABLES                           $  1,751,000         $   471,000         $   (471,000)(A)                 $  1,751,000
OVERBILLINGS ON CONTRACTS               795,000              94,000              (94,000)(A)                      795,000
CURRENT PORTION OF DEBT                 231,000             203,000              103,000 (A)(F)(H)                537,000
ACCRUED LIABILITIES                   1,726,000             260,000             (260,000)(A)                    1,726,000
                                   ------------         -----------         ------------                     ------------

                                      4,503,000           1,028,000             (722,000)                       4,809,000

OTHER LONG-TERM LIABILITIES             210,000                   0            1,620,000 (D)                    1,830,000

LONG-TERM DEBT                        3,704,000               8,000              532,000 (A)(F)(G)              4,244,000


PREFERRED STOCK                          14,000                   0                   --                           14,000
COMMON STOCK                            182,000             158,000             (152,000)(C)(E)                   188,000
PAID IN CAPITAL                       7,858,000                   0              242,000 (C)(I)                 8,100,000
TREASURY STOCK                          (38,000)                  0                   --                          (38,000)
(DEFICIT) RETAINED EARNINGS          (3,678,000)          3,423,000           (3,423,000)(E)                   (3,678,000)
                                   ------------         -----------         ------------                     ------------
                                      4,338,000           3,581,000           (3,333,000)                       4,586,000
                                   ------------         -----------         ------------                     ------------
                                   $ 12,755,000         $ 4,617,000         $ (1,903,000)                    $ 15,469,000
                                   ============         ===========         ============                     ============

(A) REMOVE ASSETS AND LIABILITIES RETAINED BY SELLER.
(B) REPRESENTS CASH PAYMENT TO SELLER ($541,000).
(C) REPRESENTS ISSUANCE OF 300,000 SHARES OF PDG STOCK (VALUE $189,000) WITH OFFSETTING GOODWILL.
(D) ESTIMATED AMOUNT OF 3-YEAR EARNOUT PAYABLE TO SELLER ($1,620,000) WITH OFFSET TO COVENANT NOT TO COMPLETE.
(E) REPRESENTS THE ELIMINATION OF TRI-STATE'S HISTORIC EQUITY ACCOUNTS.
(F) PDG ASSUMED $157,000 OF DEBT ON FIXED ASSETS PURCHASED FROM SELLER.
(G) REPRESENTS BORROWING ON PDG'S LINE OF CREDIT TO FUND CASH PAYMENT TO SELLER ($541,000).
(H) REPRESENTS ISSUANCE OF $150,000 NOTE PAYABLE ON MAY 31, 2002 TO SELLER
    WITH OFFSETTING ENTRY TO CUSTOMER LIST.
(I) REPRESENTS ISSUANCE OF STOCK OPTION FOR 450,000 SHARES OF PDG STOCK
    (VALUE $59,000) WITH OFFSETTING GOODWILL.

                    PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
                           YEAR ENDED JANUARY 31, 2001

                                                                HISTORICAL                                       PRO FORMA
                                                               ----------                                        ---------
                                             PDG                TRI-STATE                                         COMBINED
                                            1/31/01             12/31/00              ADJUSTMENTS                  1/31/01
                                          -----------          -----------            -----------                -----------
Contract revenue                          $34,584,000          $11,665,000            $       --                 $46,249,000

Contract costs                             29,048,000            8,964,000                    --                  38,012,000
                                          -----------          -----------            -----------                -----------

Gross margin                                5,536,000            2,701,000                    --                   8,237,000

Selling, general & administrative           3,927,000            1,951,000                    --                   5,878,000
Depreciation & amortization                 1,173,000               53,000               384,000 (A)(B)            1,610,000
                                          -----------          -----------            -----------                -----------

Income (loss) from operations                 436,000              697,000              (384,000)                    749,000

Other income (expenses):

Interest expense                             (257,000)             (39,000)                   --                    (296,000)
Interest and other income                      35,000                4,000                    --                      39,000
                                          -----------          -----------            -----------                -----------

                                             (222,000)             (35,000)                   --                    (257,000)
                                          -----------          -----------            -----------                -----------

Income (loss) before income
      taxes                                   214,000              662,000              (384,000)                    492,000

Income tax provision                          (41,000)              (7,000)              (34,000)(C)                 (82,000)
                                          -----------          -----------           -----------                 -----------

Net income (loss)                         $   173,000          $   655,000            $ (418,000)                $   410,000
                                          ===========          ===========            ==========                 ===========

Net per common share,
   Basic and diluted                      $     0.02                                                             $      0.04
                                          ==========                                                             ===========

Weighted average shares and
 equivalents outstanding                    9,047,000                                    300,000(D)                9,347,000
                                          ===========                                 ==========                 ===========

(A) REPRESENTS AMORTIZATION OF CUSTOMER LISTS OVER THREE YEARS ($50,000/YEAR) AND GOODWILL OVER FIFTEEN YEARS ($27,000/YEAR.)
(B) REPRESENTS AMORTIZATION OF GOODWILL RELATED TO ESTIMATED PERFORMANCE BONUS EARNED BY TRI-STATE BASED UPON HISTORICAL
    DECEMBER 31, 2000 RESULTS ($307,000).
(C) REPRESENTS ADJUSTMENT TO PROVIDE STATE INCOME TAXES. PDG WILL UTILIZE IT FEDERAL NET OPERATING LOSS CARRYFORWARDS TO OFFSET FEDERAL INCOME TAX LIABILITIES.
(D) REFLECTS 300,000 SHARES OF PDG STOCK ISSUED TO PRINCIPALS OF TRI-STATE.

                    PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
                        THREE MONTHS ENDED APRIL 30, 2001

                                                              HISTORICAL                                  PRO FORMA
                                                              ----------                                  ----------
                                             PDG              TRI-STATE                                    COMBINED
                                           4/30/01             3/31/01            ADJUSTMENTS              4/30/01
                                          ----------          ----------          -----------            -----------
Contract revenue                          $5,823,000          $1,628,000          $        --            $ 7,451,000

Contract costs                             5,349,000           1,331,000                   --              6,680,000
                                          ----------          ----------          -----------            -----------

Gross margin                                 474,000             297,000                   --                771,000

Selling, general & administrative          1,070,000             373,000                   --              1,443,000
Depreciation & amortization                  322,000              17,000               19,000 (A)(B)         358,000
                                          ----------          ----------              -------            -----------

Income (loss) from operations               (918,000)            (93,000)             (19,000)            (1,030,000)

Other income (expenses):

Interest expense                             (85,000)             (6,000)                  --                (91,000)
Interest and other income                      7,000             128,000                   --                135,000
                                          ----------          ----------              -------            -----------
                                             (78,000)            122,000                   --                 44,000
                                          ----------          ----------              -------            -----------

Income (loss) before income taxes           (996,000)             29,000              (19,000)              (986,000)

Income tax provision                              --             (18,000)              18,000(C)                  --
                                          ----------          ----------              -------            -----------

Net income (loss)                         $ (996,000)         $   11,000              $(1,000)           $  (986,000)
                                          ==========          ==========              ========           ===========

Net per common share,
   Basic and diluted                      $    (0.11)                                                    $     (0.11)
                                          ==========                                                     ===========

Weighted average shares outstanding        8,899,000                                  300,000(D)           9,199,000
                                          ==========                                  ==========         ===========


(A) REPRESENTS AMORTIZATION OF CUSTOMER LISTS OVER THREE YEARS ($50,000/YEAR) AND GOODWILL OVER FIFTEEN YEARS ($27,000/YEAR.)
(B) NO PERFORMANCE BONUS EARNED BY TRI-STATE BASED UPON RESULTS FOR THREE MONTHS ENDED MARCH 31, 2001.
(C) REPRESENTS ADJUSTMENT TO ELIMINATE TRI-STATE INCOME TAX PROVISION AS
    PRO FORMA RESULTS ARE A LOSS.
(D) REFLECTS 300,000 SHARES OF PDG STOCK ISSUED TO PRINCIPALS OF TRI-STATE.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        PDG ENVIRONMENTAL, INC.




                                        By   /s/John C. Regan
                                          ------------------------------------
                                          John C. Regan
                                          Chairman and Chief Executive Officer








Date: February 11, 2002


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